UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 14, 2013

PANACHE BEVERAGE, INC.
(Exact name of registrant as specified in its charter)

FLORIDA
 (State or Other Jurisdiction of Incorporation)

000-52670
 (Commission File Number)

20-2089854
(I.R.S. Employer Identification No.)

40 West 23rd Street
Floor 2
New York, NY 10010
(Address of principal executive offices, including zip code.)

646-480-7479
(Registrant's Telephone Number, Including Area Code)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2013, Susan Drinon resigned as a Director of the Company. Ms. Drinon's resignation was not the result of any disagreement with the Company, known to an executive officer of the Company, on any matter relating to the Company's operations, policies or practices.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed n its behalf by the undersigned hereunto duly authorized.

Panache Beverage, Inc.

Date: August 16, 2013	By:	/s/ James Dale
James Dale
Chief Executive Officer

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